Exhibit 99.2

Aytu BioScience, Inc. Unaudited Pro Forma Combined

Financial Statements

On May 3, 2017 (the “Date of the Merger”), the Aytu BioScience, Inc. (“the Company”) entered into a Merger Agreement with Nuelle, Inc. (the “Seller” or “Nuelle”). The Merger closed on May 5, 2017.

The Company’s unaudited pro forma combined financial statements as of and for the year end June 30, 2016 and the nine months ended March 31, 2017 are based on the historical audited and unaudited combined financial statements of the Company (as filed with the Securities and Exchange Commission (the “SEC”)) in its Form 10-K filed September 1, 2016 and quarterly report on Form 10-Q filed on May 11, 2017 (“Quarterly Report”), combined with the audited financial statements of Nuelle as of and for the year ended June 30, 2016 and the unaudited financial statement as of and for the nine month period ended March 31, 2017, as filed as Exhibit 99.1 to the Company’s Amendment No. 1 to the Current Report on Form 8-K/A dated July 20, 2017 (the “Amendment No. 1 to the Current Report on Form 8-K/A”) after giving effect to the Company’s acquisition of certain operational assets and certain liabilities relating to Nuelle and includes the assumptions and adjustments as described in the accompanying notes hereto.

The unaudited pro forma combined balance sheet as of March 31, 2017, is presented as if the acquisition of Nuelle had occurred on March 31, 2017. The unaudited pro forma combined statement of operations for the year ended June 30, 2016 and the nine months ended March 31, 2017, gives effect to the acquisition as if it occurred on July 1, 2015. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial condition of the combined entity that would have been reported if the acquisition had been consummated on July 1, 2015. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position of the Company as of the end of its fiscal year ended June 30, 2016, nine months ended March 31, 2017, or any other future periods.

The unaudited pro forma combined balance sheet has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying notes to the unaudited pro forma combined financial statements, the total consideration transferred of approximately $3.8 million to acquire Nuelle has been allocated to the assets acquired and assumed liabilities of Nuelle based upon preliminary estimated fair values at the date of acquisition. Independent valuation specialists have conducted analyses in order to assist management of the Company in determining the fair values of the selected assets and liabilities. The Company’s management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed prior to the Company’s filing of its Annual Report on Form 10-K with the SEC for its fiscal year ended June 30, 2017. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The unaudited pro forma combined financial statements of the Company and Nuelle have been provided to comply with the presentation of certain financial information relating to Nuelle in satisfaction of the requirements of Rule 8-05 of Regulation S-X, as required to be filed pursuant to Items 9.01(a) and 9.01 (b) of Form 8-K.

The unaudited pro forma combined financial statements of the Company and Nuelle, should be read in conjunction with the Current Report on Form 8-K filed on May 9, 2017, the historical financial statements and accompanying notes thereto of the Company contained in its Form 10-K, and Nuelle’s audited financial statements as of and for the year ended June 30, 2016 and as of and for the unaudited nine months ended March 31, 2017, included as Exhibit 99.1 in Amendment No.1 to the Current Report on Form 8-K/A.

Aytu BioScience, Inc. and Nuelle, Inc. Unaudited Pro Forma

Combined Balance Sheet

As of March 31, 2017

	Aytu BioScience,		Pro Forma		Pro Forma
	Inc.	Nuelle, Inc.	Adjustments		Combined

Assets
Current assets
Cash and cash equivalents	$3,470,158	$745,324	$(128,412)	(a)	$4,087,070
Accounts receivable, net	75,107	3,894	-		79,001
Inventory, net	342,537	1,127,204	-		1,469,741
Prepaid expenses and other	208,197	-	-		208,197
Prepaid research and development - related party	342,113	-	-		342,113
Other current assets	-	4,105	-		4,105
Total current assets	4,438,112	1,880,527	(128,412)		6,190,227

Fixed assets, net	271,276	507,727	(28,727)	(b)	750,276
Developed technology, net	641,875	-	1,100,000	(c )	1,741,875
Customer contracts, net	585,000	-	130,000	(c )	715,000
Trade names, net	65,000	-	160,000	(c )	225,000
Natesto asset	9,560,754	-	-		9,560,754
Goodwill	74,000	-	174,000	(c )	248,000
Patents, net	277,611	-	-		277,611
Deposits	2,888	-	-		2,888
Total long-term assets	11,478,404	507,727	1,535,273		13,521,404
Total assets	$15,916,516	$2,388,254	$1,406,861		$19,711,631
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and other	$1,408,953	$226,229	$(183,983)	(d)	$1,451,199
Accrued liabilities	1,050,816	554,161	(553,792)	(e )	1,051,185
Accrued compensation	845,571	-	-		845,571
Deferred rent	6,430	-	-		6,430
Contingent consideration	42,667	-			42,667
Notes payable, net of deferred financing costs	-	1,116,687	(1,116,687)	(e )	-
Convertible notes payable	-	6,441,695	(6,441,695)	(e )	-
Total current liabilities	3,354,437	8,338,772	(8,296,157)		3,397,052

Contingent consideration	4,037,664	-	1,915,000	(f)	5,952,664
Deferred rent	3,119	-	-		3,119
Total liabilities	7,395,220	8,338,772	(6,381,157)		9,352,835

Commitments and contingencies

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; none issued	-	-	-		-
Series A preferred stock	-	28,080	(28,080)	(g)	-
Series A-1 preferred stock	-	13,599	(13,599)	(g)	-
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 13,836,607 in March 31 2017	1,384	11,518	(9,018)	(g,h)	3,884
Additional paid-in capital	70,839,253	22,864,196	(21,029,196)	(g,h)	72,674,253
Accumulated deficit	(62,319,341)	(28,867,911)	28,867,911	(g)	(62,319,341)
Total stockholders' equity	8,521,296	(5,950,518)	7,788,018		10,358,796

Total liabilities and stockholders' equity	$15,916,516	$2,388,254	$1,406,861		$19,711,631

Aytu BioScience, Inc. and Nuelle, Inc. Unaudited Pro Forma

Combined Statement of Operations

For the Nine Months Ended March 31, 2017

			Pro Forma		Pro Forma
	Aytu BioScience, Inc	Nuelle, Inc.	Adjustments		Combined

Product and service revenue	$2,385,701	$227,618	$-		$2,613,319
Total revenue	2,385,701	227,618	-		2,613,319

Operating expenses
Cost of sales	1,067,654	115,646	-		1,183,300
Research and development	774,526	176,966	-		951,492
Research and development - related party	387,960		-		387,960
Sales, general and administrative	13,732,226	2,611,008	-		16,343,234
Sales, general and administrative - related party	137,311	-	-		137,311
Amortization of intangible assets	1,311,043	-	91,833	(i)	1,402,876
Operations		197,586	-		197,586
Other		329,905	-		329,905
Total operating expenses	17,410,720	3,431,111	91,833		20,933,664

Loss from operations	(15,025,019)	(3,203,493)	(91,833)		(18,320,345)

Other income (expense)
Interest (expense)	(884,187)	(450,794)	450,794	(e)	(884,187)
Unrealized gain on investment	230,936	-	-		230,936
(Loss) on investment	(292,455)	-	-		(292,455)
Derivative income (expense)	212,809	-	-		212,809
Total other (expense)	(732,897)	(450,794)	450,794		(732,897)

Net loss, before income tax
Deferred income tax benefit	-	-	-		-
Net loss	$(15,757,916)	$(3,654,287)	$358,961		$(19,053,242)

Weighted average number of Aytu common shares outstanding	7,562,342	11,517,853	2,500,000		10,062,342

Basic and diluted Aytu net loss per common share	$(2.08)	$(0.07)			$(1.89)

Aytu BioScience, Inc. and Nuelle Inc. Unaudited Pro Forma

Combined Statement of Operations

For the Year Ended June 30, 2016

			Pro Forma		Pro Forma
	Aytu BioScience, Inc	Nuelle, Inc.	Adjustments		Combined

	$2,050,838	$793,548	$-		$2,844,386
Product and service revenue	511,607	-	-		511,607
License revenue	2,562,445	793,548	-		3,355,993
Total revenue

Operating expenses
Cost of sales	957,076	384,810	-		1,341,886
Research and development	6,127,772	2,511,124	-		8,638,896
Research and development - related party	191,991		-		191,991
Sales, general and administrative	8,517,592	6,104,669	-		14,622,261
Sales, general and administrative - related party	307,704	-	-		307,704
Impairment of intangible assets	7,500,000	-	-		7,500,000
Amortization of intangible assets	664,707	-	122,444	(i)	787,151
Operations	-	911,371	-		911,371
Other	-	1,164,590	-		1,164,590
Total operating expenses	24,266,842	11,076,564	122,444		35,465,850

Loss from operations	(21,704,397)	(10,283,016)	(122,444)		(32,109,857)

Other income (expense)
Interest (expense)	(5,491,486)	(175,807)	175,807	(e)	(5,491,486)
Unrealized loss on investment	(971,629)	-	-		(971,629)
Derivative income (expense)	(12,572)	-	-		(12,572)
Total other (expense)	(6,475,687)	(175,807)	175,807		(6,475,687)

Net loss	$(28,180,084)	$(10,458,823)	$53,363		$(38,585,544)

Weighted average number of Aytu common shares outstanding	1,741,137	10,145,489	2,500,000		4,241,137

Basic and diluted Aytu net loss per common share	$(16.18)	$(0.23)			$(9.10)

Aytu BioScience, Inc. and Nuelle, Inc.

Notes to the Unaudited Pro Forma Combined Financial Statements

Note 1 – Description of the Transaction and Basis of Presentation

On May 3, 2017 (the “Date of the Merger”), the Company entered into a Merger Agreement with Nuelle, Inc. (the “Seller”). The Merger closed on May 5, 2017.

In the Merger, (i) each share of Nuelle common stock and each option or warrant to purchase Nuelle stock was cancelled, and (ii) each share of Nuelle preferred stock was converted into the right to receive shares of our common stock. Aytu issued to the Nuelle preferred stockholders an aggregate of 2,500,000 shares of Aytu common stock.

In addition, Nuelle preferred stockholders will be entitled to revenue earn-out payments equal to a designated percentage of net sales on tiers of net sales up to $100.0 million, with an average rate for all tiers in the mid-single digit range and a maximum aggregate payout of $6.9 million. Nuelle stockholders additionally will be entitled to milestone earn-out payments of up to a potential aggregate of $24 million, upon the attainment by Aytu of designated net sales thresholds over any sequential four calendar quarter period.

The first $1.0 million of earn-out payments will be paid in shares of Aytu common stock and all other earn-out payments will be comprised of 60% cash and 40% shares of Aytu common stock. The stock portion of any earn-out will be calculated by dividing each Nuelle stockholder’s portion of the earn-out by the average closing price of Aytu common stock for the 10 trading days prior to the earlier of the date Aytu delivers notice to the Nuelle stockholders of the earn-out or any public disclosure by Aytu of the earn-out being due and payable.

In the event that Aytu does not make all of the required earn-out payments to the Nuelle stockholders before May 3, 2022, and Aytu also closes a divestiture before May 3, 2022 of any of the products acquired in the Merger, Aytu will pay the Nuelle stockholders a combination of (i) cash in an amount equal to 10% of the value of all cash, securities and other property paid to Aytu in the divestiture (cash is to be up to 60% of the total consideration), and (ii) shares of Aytu common stock equal to the Nuelle stockholders’ portion of the divestiture payment divided by the average closing price of Aytu common stock for the 10 trading days prior to the earlier of the closing date of the divestiture or the public disclosure of the divestiture (shares of common stock are to be 40% of the total consideration).

No officer or director of Nuelle will become an officer or director of Aytu as a result of the Merger.

In the Merger Agreement, Aytu agreed to indemnify all past and present officers and directors of Nuelle to the fullest extent under applicable law for six years for acts or omissions that occurred prior to the Merger. Aytu also agreed to indemnify each Nuelle stockholder and their respective affiliates for any fraud by Aytu or a subsidiary of the Company, any breach by Aytu or a subsidiary of any covenant in the Merger Agreement, and any design, sale, manufacture or any other activities primarily associated with Aytu products in development before the Merger. Each Nuelle stockholder agreed to indemnify Aytu for any fraud by Nuelle or any of its stockholders, any breach by Nuelle of any covenant in the Merger Agreement, and any pre-Merger tax liability.

Note 2 – Preliminary Purchase Price Allocation

For purposes of the unaudited pro forma combined balance sheet, the $3.8 million consideration transferred has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists are conducting a valuation to assist management of the Company in determining the estimated fair values of tangible and intangible assets. The Company’s management is responsible for these internal and third party valuations and appraisals. The work performed by independent valuation specialists, while not yet completed and finalized, will be considered in management’s estimates of fair value reflected. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The preliminary estimated allocation of the fair values is as follows (amounts in thousands):

Fair value of consideration transferred:
Actual and expected stock and cash payments	$1,838
Contingent consideration	1,915
Liabilities assumed	27
$3,780
Preliminary purchase price allocation

Cash	613
Accounts Receivable	11
Inventory	1,124
Fixed Assets	479
Intangible assets	1,564
Accounts Payable	(11)
Total purchase price	$3,780

Note 3 – Pro Forma Adjustments

The pro forma adjustments within the unaudited pro forma combined financial statements represent the adjustments to the carrying amounts as of March 31, 2017, for the financial statements of Nuelle to reflect the preliminary purchase price allocation to assets and liabilities as of the date of Merger. The pro forma adjustments to the unaudited pro forma combined statement of operations for the year ended June 30, 2016 and nine months ended March 31, 2017, give effect to the acquisition as if it had been consummated on July 1, 2015.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

a)	To record the reduction of the Company’s cash as a result of cash used related to the Merger for legal, insurance and other.
b)	To record the fixed assets that were abandoned as part of the Merger.
c)	To record the estimated fair value of identifiable intangible assets acquired of $1.5 million
d)	To reduce the liabilities not assumed in the Merger.
e)	To record the conversion of the outstanding notes to equity.
f)	To record the estimated fair value of future contingent consideration related to the Merger.
g)	To record the equity that was eliminated as part of the Merger.
h)	To record the 2.5 million shares of Aytu common stock that were issued as part of the deal with a fair value of $1.8 million
i)	To record the amortization expense related to the finite-lived intangible assets taken by the Company.

Note 4 – Accounting Policies

Inventories

Acquired inventories consists principally of finished goods and are stated at estimated fair market value. Acquired inventory is presented net of excess and obsolete provisions.

Intangible Assets

The identifiable intangible assets are finite-lived intangible assets. The fair value of the intangible asset is based on management’s preliminary valuation as of the date of Merger. Estimated useful lives (where relevant for the purposes of these unaudited pro forma combined financial statements) are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change.

The finite-lived intangible assets represent intangible assets related to Nuelle acquired from the Seller. The estimated fair value of the intangible assets were $1.4 million on the date of Merger.

The table below details the Company’s estimated amortization expense for the next nine to twelve years and thereafter of the finite-lived intangible assets acquired by the Company based upon the Merger happening on July 1, 2015:

Amortization
Fiscal Year Ending June 30,	Expense
2016	122,444
2017	122,444
2018	122,444
2019	122,444
2020	122,444
Thereafter	777,780
Total	$1,390,000

Commitments and Contingencies

The Company did not assume any liabilities of Nuelle on the date of Merger, other than current liabilities of $11,000.